SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Cistera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

6509 Windcrest Drive, Suite 160, Plano, Texas 75024
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (972) 381-4699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On June 9, 2009 the Board of Directors of Cistera Networks Inc adopted resolutions proposing amendments to our Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/Forward Stock Split”). The company received written consents approving such amendment by stockholders holding 65.6% of the voting power of all of our stockholders entitled to vote on the matter as of June 9, 2009. On May 12, 2010 the Company was advised that the regulatory reviews in order to complete this Reverse/Forward Stock Split have been completed. Therefore, the reverse split will take effect at 4:01 p.m. (US Eastern Daylight Time) on Thursday May 13, 2010 and the forward split will take effect at 4.02 p.m. (US Eastern Daylight Time) on Thursday May 13, 2010.

As a result of the Reverse/Forward Stock Split, stockholders owning fewer than 3 shares of our Common Stock will be cashed out at a price of $.14 per share, and the holdings of all other stockholders will remain unchanged. All outstanding stock options and other contractual rights entitling the holders of such rights to acquire shares of Common Stock of the Company shall not be affected as a result of the Reverse/Forward Stock Split. Transmittal letters will be sent to all shareholders of record affected by this Reverse/Forward Stock Split by the Company’s transfer agent, Corporate Stock Transfer.

The Reverse/Forward Split is intended to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse Split/Forward has the intended effect, we will file to deregister our Common Stock with the Securities and Exchange Commission (the “Commission”) and terminate the listing of shares of our Common Stock on the OTC Bulletin Board. Thereafter, we will no longer be required to file periodic reports with the Commission, although we intend to continue to provide similar information through the Pink Sheets News Service.

A new CUSIP number (17284q202) has been issued for the Common Stock to distinguish stock certificates issued after the Reverse/Forward Stock Split. Existing stock certificates with the former CUSIP number will remain valid stock certificates.

A copy of the Articles of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On May 13, 2010, the Company issued a press release announcing the completion of the Reverse/Forward Stock Split.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment
99.1	Press Release dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.

Date: May 13, 2010
/s/ Gregory T. Royal
Gregory T. Royal
Chief Executive Officer and interim
Chief Financial Officer

(Principal Executive, Financial and
Accounting Officer)